Exhibit 10.1

INCREMENTAL FACILITY AMENDMENT AND AMENDMENT NO. 3 (this “Amendment”) dated as of July 10, 2006, to the CREDIT AGREEMENT dated as of August 20, 2004, as amended as of March 17, 2005, and November 15, 2005 (the “Credit Agreement”), among US ONCOLOGY HOLDINGS, INC., a Delaware corporation (“Holdings”), US ONCOLOGY, INC., a Delaware corporation (the “Borrower”), the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, and CITICORP NORTH AMERICA, INC., as Documentation Agent.

A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks (such terms and each other capitalized term used but not defined herein having the meaning assigned to such term in the Credit Agreement (as amended hereby)) have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein.

C. The undersigned Lenders are willing to so amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D. Pursuant to Section 2.20 of the Credit Agreement, the Borrower has further requested that the Incremental Lenders provide an Incremental Extension of Credit to the Borrower under the Credit Agreement in an aggregate principal amount of $100,000,000.

E. The Incremental Lenders are willing to provide such Incremental Extension of Credit to the Borrower pursuant to the terms and subject to the conditions set forth herein.

F. J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC will act as co-lead arrangers and joint bookrunners in respect of such Incremental Extension of Credit.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, the following terms have the meanings specified below:

“Amendment Transactions” means the execution and delivery of this Amendment and the Reaffirmation Agreement (as defined in Section 18 hereof) by each Person party hereto or thereto, the satisfaction of the conditions to the effectiveness hereof and thereof and the consummation of the transactions contemplated hereby and thereby.

“Incremental Effective Date” shall mean July 10, 2006, provided that all the conditions set forth or referred to in Sections 18 hereof shall have been satisfied (or waived by each of the Incremental Lenders) on such date.

“Incremental Lenders” means the Persons listed on Schedule 1 hereto.

“Tranche C Commitment” means, with respect to each Incremental Lender, the commitment of such Incremental Lender to make a Tranche C Term Loan hereunder on the Incremental Effective Date, expressed as an amount representing the maximum principal amount of the Tranche C Term Loan to be made by such Incremental Lender hereunder, as set forth on Schedule 1 hereto. The aggregate amount of the Tranche C Commitments of all Incremental Lenders as of the date of this Amendment will be $100,000,000.

SECTION 2. Commitment. Subject to the terms and conditions set forth herein, each Incremental Lender agrees to make a Tranche C Term Loan to the Borrower on the Incremental Effective Date in a principal amount not exceeding such Incremental Lender’s Tranche C Commitment. The funding of the Tranche C Term Loans on the Incremental Effective Date shall be consummated at a closing to be held at the offices of Cravath, Swaine & Moore LLP, or at such other place as the Borrower and the Administrative Agent shall agree upon. Unless previously terminated, the Tranche C Commitments shall terminate at 5:00 p.m., New York City time, on the Incremental Effective Date.

SECTION 3. Amendments to Section 1.01. (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Consolidated Assets” means, as of any date, the total assets of the Borrower and the Subsidiaries, determined in accordance with GAAP, as set forth in the most recent Financial Officer’s certificate delivered pursuant to Section 5.01(c).

“Incremental Effective Date” has the meaning set forth in Section 1 of the Tranche C Facility Amendment.

“Tranche C Facility Amendment” means the Incremental Facility Amendment and Amendment No. 3 dated as of July 10, 2006, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Tranche C Commitment” has the meaning set forth in Section 1 of the Tranche C Facility Amendment.

“Tranche C Maturity Date” means August 20, 2011.

“Tranche C Term Loan” means a Loan made pursuant to Section 2 of the Tranche C Facility Amendment.

(b) The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the text “or Tranche C Term Loan” immediately following the text “Tranche B Term Loan” in clause (b) of the first paragraph of such definition, (ii) inserting the text “, “Tranche C Term Loan ABR Spread”, “Tranche C Term Loan Eurodollar Spread”“ immediately following the text “Tranche B Term Loan Eurodollar Spread” in clause (c) of the first paragraph of such definition and (iii) deleting the second pricing table contained therein in its entirety and inserting the following table set forth below:

Leverage Ratio:	Tranche B Term Loan ABR Spread	Tranche B Term Loan Eurodollar Spread	Tranche C Term Loan ABR Spread	Tranche C Term Loan Eurodollar Spread
Greater than or equal to 3.50 to 1.00	1.25%	2.25%	1.25%	2.25%
Less than 3.50 to 1.00	1.00%	2.00%	1.00%	2.00%

(c) The definition of the term “Class” in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the text “, Tranche C Term Loans” immediately following the text “Tranche B Term Loans”, (ii) replacing “or a” in the fourth line of such definition with “,” and (iii) inserting the text “or Tranche C Commitment” immediately following the text “Tranche B Commitment”.

(d) The definition of the term “Excess Cash Flow” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “and Tranche C Term Loans” immediately following the text “Tranche B Term Loans” in clause (f) thereof.

(e) The definition of the term “Funded Debt” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “and Tranche C Term Loans, in each case” immediately following the text “Tranche B Term Loans”.

(f) The definition of the term “Interest Election Request” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing “or a” in the second line of such definition with “,” and (ii) inserting the text “or Tranche C Term Borrowing” immediately following the text “Tranche B Term Borrowing”.

(g) The definition of the term “Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “and Tranche C Term Loans” immediately following each occurrence of the text “Tranche B Term Loans”.

(h) The definition of the term “Unused Equity Net Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “and Tranche C Term Borrowings” immediately following the text “Tranche B Term Borrowings”.

SECTION 4. Amendment to Section 2.02. Section 2.02 of the Credit Agreement is hereby amended as follows:

(a) by amending clause (b) thereof by (i) replacing “and” in the first line thereof with “,” and (ii) inserting the text “and Tranche C Term Borrowing” immediately following the text “Tranche B Term Borrowing”.

(b) by amending clause (d) thereof by (i) replacing “or the” in the fourth line thereof with “,” and (ii) inserting the text “or Tranche C Maturity Date” immediately following the text “Tranche B Maturity Date”.

SECTION 5. Amendment to Section 2.05. Section 2.05(b) is hereby amended by replacing clause (i) thereof with the following text: “(i) the LC Exposure shall not exceed $75,000,000 and”

SECTION 6. Amendment to Section 2.07. Section 2.07 of the Credit Agreement is hereby amended by (i) replacing “and” in the first line thereof with “,” and (ii) inserting the text “and Tranche C Term Borrowing” immediately following the text “Tranche B Term Borrowing”.

SECTION 7. Amendment to Section 2.09. Section 2.09 of the Credit Agreement is hereby amended by replacing “and (iii)” in the sixth line thereof with “, (iii) to the Administrative Agent for the account of each Additional Lender the then unpaid principal amount of each Tranche C Term Loan of such Additional Lender as provided in Section 2.10 and (iv)”.

SECTION 8. Amendments to Section 2.10. Section 2.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text, which, with respect to Tranche B Term Borrowings, reflects prepayments of Tranche B Term Borrowings made prior to the date hereof:

“(a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Tranche B Term Borrowings and Tranche C Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date in the table below for the Tranche B Term Borrowings and Tranche C Term Borrowings (in each case, as adjusted from time to time pursuant to Section 2.10(c)), respectively:

Tranche B Term Borrowings

Date	Amount
June 30, 2007	$974,518.66
September 30, 2007	974,518.66
December 31, 2007	974,518.66
March 31, 2008	974,518.66
June 30, 2008	974,518.66
September 30, 2008	974,518.66
December 31, 2008	974,518.66
March 31, 2009	974,518.66
June 30, 2009	974,518.66
September 30, 2009	974,518.66
December 31, 2009	974,518.66
March 31, 2010	974,518.66
June 30, 2010	974,518.66
September 30, 2010	91,604,754.43

Date	Amount
December 31, 2010	91,604,754.43
March 31, 2011	91,604,754.43
August 20,2011	91,604,754.43

Tranche C Term Borrowings

Date	Amount
June 30, 2007	$257,069.41
September 30, 2007	257,069.41
December 31, 2007	257,069.41
March 31, 2008	257,069.41
June 30, 2008	257,069.41
September 30, 2008	257,069.41
December 31, 2008	257,069.41
March 31, 2009	257,069.41
June 30, 2009	257,069.41
September 30, 2009	257,069.41
December 31, 2009	257,069.41
March 31, 2010	257,069.41
June 30, 2010	257,069.41
September 30, 2010	24,164,524.42
December 31, 2010	24,164,524.42
March 31, 2011	24,164,524.42
August 20,2011	24,164,524.42

(b) To the extent not previously paid (i) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date and (ii) all Tranche C Term Loans shall be due and payable on the Tranche C Maturity Date.

(c) Any prepayment of a Tranche B Term Borrowing or Tranche C Term Borrowing shall be allocated between the Tranche B Term Borrowings and Tranche C Term Borrowings ratably in accordance with the respective principal amounts outstanding thereof and applied (i) first, to reduce, in the direct order of maturity, the scheduled repayments of the Tranche B Term Borrowings and Tranche C Term Borrowings, respectively, to be made pursuant to this Section on the four consecutive scheduled payment dates next following the date of such prepayment unless and until each such scheduled repayment has been eliminated as a result of reductions hereunder and (ii) second, to reduce ratably to the remaining scheduled repayments of the Tranche B Term Borrowings and Tranche C Term Borrowings, respectively.”

SECTION 9. Amendments to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended as follows:

(a) by amending clause (a) thereof by inserting the following proviso at the end thereof: “, provided that each prepayment of Tranche B Term Borrowings and Tranche C Term Borrowings pursuant to this paragraph shall be allocated between the Tranche B Term Borrowings and Tranche C Term Borrowings ratably in accordance with the respective principal amounts outstanding thereof.”

(b) by amending clause (c) thereof by (i) inserting the text “and, commencing on the Incremental Effective Date, Tranche C Term Borrowings,” immediately following the text “Tranche B Term Borrowings” and (ii) by inserting a new sentence at the end thereof as follows: “Each prepayment pursuant to this paragraph shall be allocated between the Tranche B Term Borrowings and Tranche C Term Borrowings ratably in accordance with the respective principal amounts outstanding thereof.”

(c) by amending clause (d) thereof by (i) inserting the text “and, commencing with the fiscal year ending December 31, 2006, Tranche C Term Borrowings,” immediately following the text “Tranche B Term Borrowings”, (ii) inserting the text “and Tranche C Term Loans” immediately following each occurrence of the text “Tranche B Term Loans” and (iii) inserting the text “(x) allocated between the Tranche B Term Borrowings and Tranche C Term Borrowings ratably in accordance with the respective principal amounts outstanding thereof and (y)” immediately after the text “Each prepayment pursuant to this paragraph shall be” in the last sentence thereof.

SECTION 10. Amendment to Section 2.16. Section 2.16 of the Credit Agreement is hereby amended by (i) replacing the second occurrence of the text “or” in clause (c) thereof with “,” and (ii) inserting the text “and Tranche C Term Loan” immediately following the text “Tranche B Term Loan”.

SECTION 11. Amendment to Section 2.18. Section 2.18(c) of the Credit Agreement is hereby amended by inserting the text “, Tranche C Term Loans” immediately following each occurrence of the text “Tranche B Term Loans” in clause (c) thereof.

SECTION 12. Amendment to Section 6.01. Section 6.01(a) of the Credit Agreement is hereby amended as follows:

(a) by inserting the text “and Tranche C Term Loans” immediately following each occurrence of the text “Tranche B Term Loans” in clauses (xiii), (xiv) and (xix) thereof.

(b) by (i) replacing the text “Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary” in clause (vii) thereof with the text “Guarantees by the Borrower of Indebtedness or other obligations of any Subsidiary and by any Subsidiary of Indebtedness or other obligations of the Borrower or any other Subsidiary” and (ii) replacing clause (vii)(B) thereof with the following text: “Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness or other obligations of any Subsidiary that is not a Loan Party shall be subject to Section 6.04”.

SECTION 13. Amendment to Section 6.04. Section 6.04 is hereby amended by replacing the text “shall not exceed $50,000,000 in any fiscal year and $100,000,000 in the aggregate” in clause (i) thereof with the following text: “shall not exceed $150,000,000 in any fiscal year and $250,000,000 in the aggregate”.

SECTION 14. Amendment to Section 6.08. Section 6.08(a)(x) of the Credit Agreement is hereby amended by inserting the text “and Tranche C Term Borrowings” immediately following the text “Tranche B Term Borrowings”.

SECTION 15. Amendment to Section 9.02. Section 9.02(b) of the Credit Agreement is hereby amended as follows:

(a) by amending clause (iii) of the first proviso thereof by inserting the text “or Tranche C Term Loan” immediately following the text “Tranche B Term Loan”.

(b) by replacing clause (B) of the second proviso thereof with the following text: “(B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche B Lenders or Additional Lenders), the Tranche B Lenders (but not the Revolving Lenders or Additional Lenders) or Additional Lenders (but not the Revolving Lenders or Tranche B Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time”.

(c) by inserting the text “, Tranche C Term Loans” immediately following each occurrence of the text “Tranche B Term Loans” in the last sentence thereof.

SECTION 16. Amendment to Section 9.03. Section 9.03(c) of the Credit Agreement is hereby amended by inserting the text “, outstanding Tranche C Term Loans” immediately following the text “Tranche B Term Loans”.

SECTION 17. Amendment to Section 9.04. Section 9.04(b) of the Credit Agreement is hereby amended by inserting the text “or Tranche C Term Loan” immediately following each occurrence of the text “Tranche B Term Loan”.

SECTION 18. Conditions to Funding. The obligations of the Incremental Lenders to make the Tranche C Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a) The Administrative Agent (or, in the case of clause (ii) below, its counsel) shall have received (i) from the Borrower, at or prior to the time required by Section 2.03 of the Credit Agreement, a Borrowing Request with respect to the Borrowing of the Tranche C Term Loans (A) that complies with the requirements of Section 2.03 of the Credit Agreement (treating each reference in such Section to a “Tranche B Term Borrowing” as a reference to a Tranche C Term Borrowing for purposes of this paragraph) and (B) pursuant to which the Borrower agrees that the provisions of Section 2.16 of the Credit Agreement shall apply to any failure by the Borrower to borrow the Tranche C Term Loans on the Incremental Effective Date and (ii) from each of the Borrower and the Incremental Lenders party hereto, either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Incremental Lenders and dated as of the Incremental Effective Date) of Ropes & Gray LLP, special counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Amendment Transactions and any other legal matters relating to the Loan Parties or the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) On the Incremental Effective Date, (i) the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied, (ii) immediately prior to and after giving effect to this Amendment and the making of the Tranche C Term Loans, on a Pro Forma Basis, as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01 of the Credit Agreement, the Borrower shall be in compliance with the covenants contained in Sections 6.12, 6.13 and 6.14 of the Credit Agreement and (iii) the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated as of the Incremental Effective Date, confirming compliance with the conditions set forth in clauses (i) and (ii) of this paragraph (d).

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Incremental Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed by any Loan Party hereunder or under any other Loan Document.

(f) The Collateral Agent shall have received amendments to each Mortgage securing the Obligations of the Borrower providing that the Tranche B Term Loans, Tranche C Term Loans and Revolving Loans shall be secured by a Lien on the Mortgaged Property that is the subject of such Mortgage, signed on behalf of the record owner of such Mortgaged Property.

(g) A Reaffirmation Agreement substantially in the form of Exhibit A hereto (the “Reaffirmation Agreement”) shall have been executed and delivered by each party thereto.

Notwithstanding the foregoing, the obligations of the Incremental Lenders to make Tranche C Term Loans shall not become effective unless each of the foregoing conditions is satisfied at or prior to 5:00 p.m., New York City time, on July 14, 2006 (and, in the event such conditions are not so satisfied, this Amendment shall terminate at such time).

SECTION 19. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The performance by any Loan Party of the Amendment Transactions, and compliance by such Loan Party with the terms and provisions of the Reaffirmation Agreement (and, in the case of the Borrower, this Amendment), (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (ii) will not violate any Requirement of Law applicable to Holdings, the Borrower or any of the Subsidiaries, as applicable, (iii) will not violate or result in a default under any indenture, Management Services Agreement or other material agreement or instrument binding upon Holdings, the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries or give rise to a right of, or result in, termination, cancelation or acceleration of any material obligation thereunder, (iv) will not result in a Limitation on any right, qualification, approval, permit, accreditation, authorization, Reimbursement Approval, license or franchise or authorization granted by any Governmental Authority, Third Party Payor or other Person applicable to the business, operations or assets of the Borrower or any of the Subsidiaries or adversely affect the ability of the Borrower or any of the Subsidiaries to participate in any Third Party Payor Arrangement except for Limitations, individually or in the aggregate, that are not material to the business of the Borrower and the Subsidiaries, taken as a whole, and (v) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

(c) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially,” “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the Incremental Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct (or true and correct in all material respects, as the case may be) as of such earlier date).

(d) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 20. Conditions to Effectiveness; Amendments. (a) Section 5 of this Amendment shall become effective as of the date first above written when (i) the Administrative Agent shall have received (A) in the case of Holdings and the Borrower, counterparts of this Amendment bearing the signatures of Holdings and the Borrower and (B) in the case of the Lenders, counterparts of this Amendment that, when taken together, bear the signatures of Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the aggregate Revolving Exposures and unused Revolving Commitments and (ii) all fees and, to the extent invoiced prior to the date hereof, expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment or the Credit Agreement shall have been paid or reimbursed, as applicable.

(b) Sections 12(b) and 13 of this Amendment shall become effective as of the date first above written when (i) the Administrative Agent shall have received (A) in the case of Holdings and the Borrower, counterparts of this Amendment bearing the signatures of Holdings and the Borrower and (B) in the case of the Lenders, counterparts of this Amendment that, when taken together, bear the signatures of the Required Lenders and (ii) all fees and, to the extent invoiced prior to the date hereof, expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment or the Credit Agreement shall have been paid or reimbursed, as applicable.

(c) This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the requisite Lenders under Section 9.02 of the Credit Agreement (after giving effect to this Amendment).

SECTION 21. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Issuing Bank, Holdings, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Incremental Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby, provided that any reference in the Credit Agreement to the date of the Credit Agreement, as modified hereby, shall in all instances remain as of August 20, 2004, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement,” and phrases of similar import, shall in all instances be and continue to refer to August 20, 2004, and not the date of this Amendment. This Amendment constitutes an “Incremental Facility Amendment”, the Incremental Lenders constitute “Lenders” and the Reaffirmation Agreement constitutes “Loan Document”, in each case for all purposes of the Credit Agreement and the other Loan Documents. The Administrative Agent and the Borrower acknowledge and agree that the Incremental Lenders are satisfactory to them.

SECTION 22. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 23. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 24. Expenses. The Borrower agrees to reimburse the Administrative Agent, the Syndication Agent and the Documentation Agent for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 25. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 26. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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EXHIBIT A

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

US ONCOLOGY HOLDINGS, INC.,

by
Name:
Title:

US ONCOLOGY, INC.,

by
Name:
Title:

[LENDERS SIGNATURES FOLLOW]